Exhibit 99.1

DIRECTV Announces Third Quarter 2012 Results

DIRECTV Third Quarter Revenues Grow 8% to $7.42 Billion and Operating Profit before Depreciation and Amortization Increases 6% to $1.69 Billion

  Revenue increase driven by strong DIRECTV Latin America net subscriber growth of 543,000 in the third quarter coupled with 4.6% higher ARPU at DIRECTV U.S.
  Operating profit before depreciation and amortization propelled by 8% increase at DIRECTV U.S. to $1.25 billion

DIRECTV Year-to-Date Free Cash Flow Increases 35% to $1.7 Billion

DIRECTV's Diluted Earnings per Share Rise 29% to $0.90 and Stock Repurchases Total $1.22 Billion in the Quarter

EL SEGUNDO, Calif.--(BUSINESS WIRE)--November 6, 2012--DIRECTV (NASDAQ:DTV) today reported an increase in third quarter 2012 revenues of 8% to $7.42 billion, operating profit before depreciation and amortization1 (OPBDA) of 6% to $1.69 billion and operating profit of 4% to $1.07 billion compared to last year's third quarter. DIRECTV reported an increase in third quarter net income of 9% to $565 million and diluted earnings per share of 29% to $0.90 compared with the same period last year.

“DIRECTV delivered another strong quarter highlighted by solid revenue, earnings and cash flow growth,” said Mike White, president and CEO of DIRECTV. “We continue to extend our position as the world's largest pay TV service with industry leading growth by leveraging the strength of our premier brands and distinctive products and services throughout the Americas." White added, "DIRECTV U.S.' third quarter results reflect successful execution of our long-term strategy to strike a more optimal balance between our top and bottom lines while DIRECTV Latin America continues to profitably increase market share in the rapidly growing Latin America pay-TV market by offering best-in-class service to both the advanced and middle market segments.”

DIRECTV's Operational Review

Third Quarter Review

DIRECTV's third quarter revenues of $7.42 billion increased 8% principally due to subscriber growth at DIRECTV Latin America (DTVLA) and DIRECTV U.S., as well as higher ARPU at DIRECTV U.S. Operating profit before depreciation and amortization (OPBDA) increased 6% to $1.69 billion and operating profit increased 4% to $1.07 billion in the quarter compared with the same period last year. OPBDA and operating profit margin declined slightly in the quarter primarily due to higher customer service and general and administrative expenses at DTVLA. Also in the quarter, DIRECTV U.S. OPBDA and operating profit margins were higher as lower subscriber acquisition and general and administrative expenses, as well as relatively unchanged upgrade and retention costs were partially offset by increased programming costs including an extra week of NFL Sunday Ticket expense.

DIRECTV Consolidated Dollars in Millions except Earnings per Common Share	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$7,416	$6,844	$21,686	$19,763
Operating Profit Before Depreciation and Amortization(1)	1,686	1,584	5,598	5,196
OPBDA Margin(1)	22.7%	23.1%	25.8%	26.3%
Operating Profit	1,068	1,030	3,787	3,415
Operating Profit Margin	14.4%	15.0%	17.5%	17.3%
Net Income Attributable to DIRECTV	565	516	2,007	1,891
Diluted Earnings Per Common Share	0.90	0.70	3.06	2.47
Capital Expenditures and Cash Flow
Cash paid for property and equipment	178	188	546	464
Cash paid for subscriber leased equipment - subscriber acquisitions	379	470	1,081	1,155
Cash paid for subscriber leased equipment - upgrade and retention	186	206	533	541
Cash paid for satellites	47	108	231	156
Cash Flow Before Interest and Taxes(2)	957	788	3,293	2,685
Free Cash Flow(3)	319	235	1,742	1,295

Net income attributable to DIRECTV increased 9% to $565 million and diluted earnings per share improved 29% to $0.90 compared with the third quarter of last year primarily due to the higher operating profit as well as a $72 million pre-tax non-cash loss in the third quarter of 2011 associated with the revaluation of U.S. dollar denominated net liabilities in Brazil. These changes were partially offset by higher income taxes in 2012 driven by higher pre-tax income and a lower effective tax rate in 2011 resulting from foreign tax credits not previously recognized. In addition, diluted earnings per share were favorably impacted by share repurchases made over the last twelve months.

Cash flow before interest and taxes2 increased 21% to $957 million and free cash flow3 increased 36% to $319 million compared to the third quarter of 2011 primarily due to lower capital expenditures and the higher OPBDA, partially offset by lower cash generated from working capital mostly due to the timing of receivables at DIRECTV U.S. Capital expenditures decreased principally due to a reduction in leased equipment and satellite payments at DIRECTV U.S. and DTVLA. Free cash flow was also impacted by higher net interest payments primarily due to an increase in average net debt balances. Also during the quarter but not included in free cash flow was cash paid for share repurchases of $1.22 billion. In September 2012, DIRECTV U.S. issued £750 million (~$1.2 billion) principal amount of 4.375% Senior Notes due 2029 and also entered into two senior unsecured revolving credit agreements - a $1.0 billion 3.5 year credit facility and a $1.5 billion 5 year credit facility - to replace a $2.0 billion credit agreement that was terminated during the month. Both were undrawn as of the end of the quarter.

Year to Date Review

DIRECTV's revenues for the first nine months of 2012 of $21.69 billion increased 10% principally due to subscriber growth over the last year at DTVLA and DIRECTV U.S., as well as higher ARPU at DIRECTV U.S. DIRECTV's year to date OPBDA increased 8% to $5.60 billion and operating profit increased 11% to $3.79 billion compared with the same period of 2011. OPBDA margin declined in the period primarily due to increased customer service, upgrade and retention and subscriber acquisition costs at DTVLA. Also in the period, DIRECTV U.S. OPBDA and operating profit margins were slightly higher as lower subscriber acquisition costs and relatively unchanged customer service spending was mostly offset by higher programming costs. Operating profit margin was also favorably impacted by lower depreciation expense at DIRECTV U.S. primarily driven by an increase in the estimated depreciable life of HD set-top boxes from three years to four years implemented in July 2011.

Net income attributable to DIRECTV increased 6% to $2.01 billion and diluted earnings per share improved 24% to $3.06 compared with the first nine months of 2011 primarily due to the higher operating profit and a $24 million increase in equity earnings, mostly from Sky Mexico. These were partially offset by higher income tax expense principally related to the increased earnings before tax and a lower effective tax rate in 2011 resulting from foreign tax credits not previously recognized, as well as higher interest expense resulting from higher average debt balances. Also negatively impacting the 2012 comparison was a $52 million reduction in pre-tax gains resulting from the sale of investments and a $39 million increase in charges associated with the early retirement of debt. In addition, diluted earnings per share were favorably impacted by share repurchases made over the last twelve months.

Cash flow before interest and taxes increased 23% to $3.29 billion and free cash flow increased 35% to $1.74 billion compared to the first nine months of 2011 primarily due to the higher OPBDA as well as an increase in cash generated from working capital mostly related to the timing of customer receipts at DIRECTV U.S. These increases were partially offset by greater capital expenditures principally driven by increased satellite payments at both DIRECTV U.S. and DTVLA, and higher infrastructure investment at DTVLA (including $51 million towards the purchase of a building in Venezuela) partially offset by lower capital expenditures on leased equipment at DIRECTV U.S. primarily resulting from the lower gross additions. The year over year comparison also reflects decreases of $92 million and $69 million for the sale of investments and dividend receipts, respectively. In addition, free cash flow was impacted by higher interest payments related to an increase in long-term debt. Also during the first nine months of 2012 but not included in free cash flow, was cash paid for share repurchases of $3.83 billion. In addition, in March 2012 DIRECTV U.S. issued $4.0 billion of debt consisting of $1.25 billion in 2.40% Senior Notes due 2017, $1.5 billion in 3.80% Senior Notes due 2022 and $1.25 billion in 5.15% Senior Notes due 2042. In May 2012, DIRECTV redeemed $1.5 billion of its outstanding 7.625% Senior Notes due 2016. In September 2012, DIRECTV U.S. issued £750 million (~$1.2 billion) principal amount of 4.375% Senior Notes due 2029 and also entered into two senior unsecured revolving credit agreements totaling $2.5 billion to replace a $2.0 billion credit agreement that was terminated during the month. Both revolving credit agreements were undrawn as of the end of the period.

SEGMENT FINANCIAL REVIEW

DIRECTV U.S. Segment

Third Quarter Review

In the quarter, DIRECTV U.S. revenues increased 6% to $5.77 billion compared with the third quarter of 2011 primarily due to strong ARPU growth and a larger subscriber base. Net subscriber growth of 67,000 decreased from the prior year period principally due to lower gross subscriber additions as well as an increase in the average monthly churn rate. Gross additions declined mainly due to a greater focus on higher quality subscribers and stricter credit policies, as well as lower contributions from the Telco sales channel. The higher churn rate in the quarter was principally driven by a contract dispute with a large programmer that resulted in the removal of several channels for nine days in the third quarter. ARPU increased 4.6% to $96.41 mostly due to price increases on programming packages, higher advanced service fees and an additional week of NFL Sunday Ticket revenues in the quarter, partially offset by increased promotional offers to new and existing customers. DIRECTV U.S. ended the quarter with 19.98 million subscribers compared with 19.76 million subscribers reported for the quarter ended September 30, 2011.

DIRECTV U.S.	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except ARPU	2012	2011	2012	2011
Revenues	$5,769	$5,421	$16,915	$15,843
Average Monthly Revenue per Subscriber (ARPU) ($)	96.41	92.21	94.27	90.48
Operating Profit Before Depreciation and Amortization(1)	1,251	1,153	4,246	3,962
OPBDA Margin(1)	21.7%	21.3%	25.1%	25.0%
Operating Profit	876	800	3,130	2,737
Operating Profit Margin	15.2%	14.8%	18.5%	17.3%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	137	159	377	404
Cash paid for subscriber leased equipment - subscriber acquisitions	184	222	462	546
Cash paid for subscriber leased equipment - upgrade and retention	79	91	209	236
Cash paid for satellites	23	35	139	83
Cash Flow Before Interest and Taxes(2)	861	744	3,018	2,357
Free Cash Flow(3)	275	267	1,773	1,155
Subscriber Data (in 000's except Churn)
Gross Subscriber Additions	1,107	1,280	2,911	3,286
Average Monthly Subscriber Churn	1.74%	1.62%	1.57%	1.57%
Net Subscriber Additions	67	327	96	537
Cumulative Subscribers	19,981	19,760	19,981	19,760

Third quarter OPBDA increased 8% to $1.25 billion and OPBDA margin improved to 21.7% principally due to lower subscriber acquisition costs related to the reduction in gross additions, reduced general and administrative expenses primarily due to lower bad debt expense and relatively unchanged retention and upgrade costs. These improvements were partially offset by higher programming costs mostly related to programming supplier rate increases, as well as an extra week of NFL Sunday Ticket expense in the quarter. Operating profit increased 10% to $876 million and operating profit margin increased to 15.2% in the third quarter mainly due to the OPBDA and OPBDA margin improvements.

DIRECTV Latin America

DIRECTV Latin America owns approximately 93% of Sky Brasil, 41% of Sky Mexico and 100% of PanAmericana, which covers most of the remaining countries in the region. Sky Mexico, whose results are accounted for as an equity method investment and therefore are not consolidated by DTVLA, had approximately 4.88 million subscribers as of September 30, 2012, bringing the total subscribers in the region to 14.55 million.

DIRECTV Latin America	Three Months Ended September 30,		Nine Months Ended September 30,
Dollars in Millions except ARPU	2012	2011	2012	2011
Revenues	$1,577	$1,356	$4,570	$3,724
Average Monthly Revenue per Subscriber (ARPU) ($)	55.97	64.63	57.83	63.58
Operating Profit Before Depreciation and Amortization(1)	455	434	1,368	1,241
OPBDA Margin(1)	28.9%	32.0%	29.9%	33.3%
Operating Profit	221	236	694	696
Operating Profit Margin	14.0%	17.4%	15.2%	18.7%
Capital Expenditures and Cash Flow
Cash paid for property and equipment	40	28	167	54
Cash paid for subscriber leased equipment - subscriber acquisitions	195	248	619	609
Cash paid for subscriber leased equipment - upgrade and retention	107	115	324	305
Cash paid for satellites	22	74	86	74
Cash Flow Before Interest and Taxes(2)	81	32	238	329
Free Cash Flow(3)	15	(23)	(5)	124
Subscriber Data(4) (in 000's except Churn)
Gross Subscriber Additions	1,081	957	3,234	2,545
Average Monthly Total Subscriber Churn	1.91%	1.83%	1.84%	1.83%
Average Monthly Post-paid Subscriber Churn	1.54%	1.39%	1.51%	1.42%
Net Subscriber Additions	543	574	1,781	1,473
Cumulative Subscribers	9,666	7,281	9,666	7,281

Third Quarter Review

In the third quarter, DTVLA revenues increased 16% to $1.58 billion compared to the same period last year principally due to strong subscriber growth partially offset by a 13.4% decline in ARPU. Net additions of 543,000 were modestly lower than the year ago period as increased gross additions were more than offset by higher average monthly churn on the larger subscriber base. Gross additions increased 13% to a third quarter record of 1.08 million principally due to greater middle market demand across the region, most notably in Argentina, Colombia and Brazil. Also in the quarter, average monthly post-paid churn increased to 1.54% and total average monthly churn increased to 1.91% primarily driven by higher churn in Brazil mostly related to the increased penetration of middle market subscribers. The decline in ARPU to $55.97 was due to unfavorable exchange rates, mainly in Brazil and Argentina. Excluding the impact of exchange rates, ARPU increased slightly in the quarter principally due to price increases and more upgrades including advanced services, partially offset by the higher penetration of lower ARPU middle market subscribers.

DIRECTV Latin America's third quarter 2012 OPBDA increased 5% to $455 million compared to the year ago period. OPBDA margin declined due in part to higher customer service expenses reflecting the larger subscriber base in both Brazil and PanAmericana, as well as higher costs related to serving middle market customers in Brazil. Also impacting the comparison in PanAmericana was higher general and administrative and subscriber services costs mostly resulting from inflationary pressure on labor costs, increased programming costs principally associated with the Olympics, as well as higher subscriber acquisition costs driven by record prepaid gross additions. Third quarter operating profit declined 6% to $221 million and operating profit margin declined primarily due to the lower OPBDA margin.

CONFERENCE CALL INFORMATION

A live webcast of DIRECTV's third quarter 2012 earnings call will be available on the company's website at www.directv.com/investor. The webcast will begin at 2:00 p.m. ET, today November 6, 2012. Access to the earnings call is also available in the United States by dialing (888) 219-1420 and internationally by dialing (913) 312-0420. The conference ID number is 4983786. A replay of the call can be accessed by dialing (888) 203-1112 in the U.S. and (719) 457-0820 internationally. The replay pass code is 4983786. The replay will be available from 3:00 p.m. PT, Tuesday, November 6 through 9:59 p.m. PT, Tuesday, November 13, and will also be archived on our website at www.directv.com/investor.

FOOTNOTES

(1) Operating profit before depreciation and amortization, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. Please see DIRECTV's Annual Report on Form 10-K for the year ended December 31, 2011 for further discussion of operating profit before depreciation and amortization. Operating profit before depreciation and amortization margin is calculated by dividing operating profit before depreciation and amortization by total revenues.

(2) Cash flow before interest and taxes, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions” and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows and adding back net interest paid and “Cash paid for income taxes”. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses cash flow before interest and taxes to evaluate the cash generated by our current subscriber base, net of capital expenditures, and excluding the impact of interest and taxes, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected cash flow before interest and taxes to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(3) Free cash flow, which is a financial measure that is not determined in accordance with GAAP, is calculated by deducting amounts under the captions “Cash paid for property and equipment”, “Cash paid for satellites”, “Cash paid for subscriber leased equipment - subscriber acquisitions”, and “Cash paid for subscriber leased equipment - upgrade and retention” from “Net cash provided by operating activities” from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with other GAAP financial measures and is not presented as an alternative measure of cash flows from operating activities, as determined in accordance with GAAP. DIRECTV management uses free cash flow to evaluate the cash generated by our current subscriber base, net of capital expenditures, for the purpose of allocating resources to activities such as adding new subscribers, retaining and upgrading existing subscribers, for additional capital expenditures and as a measure of performance for incentive compensation purposes. We believe this measure is useful to investors, along with other GAAP measures (such as cash flows from operating and investing activities), to compare our operating performance to other communications, entertainment and media companies. We believe that investors also use current and projected free cash flow to determine the ability of our current and projected subscriber base to fund required and discretionary spending and to help determine the financial value of the company.

(4) DIRECTV Latin America subscriber data exclude subscribers of the Sky Mexico service. In addition, DTVLA gross and net additions exclude 7,000 video subscribers acquired in the third quarter, 2012 and 14,000 video subscribers acquired in the first nine months of 2012 in recent transactions. DTVLA cumulative subscriber counts include these acquired customers.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

NOTE: This presentation may include or incorporate by reference certain statements that we believe are, or may be considered to be, “forward-looking statements” within the meaning of various provisions of the Securities Act of 1933 and the Securities Exchange Act of 1934. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “estimate,” “anticipate,” “intend,” “plan,” “project” or other similar words or phrases. Similarly, statements that describe our objectives, plans or goals also are forward-looking statements. All of these forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or from those expressed or implied by the relevant forward-looking statement. Such risks and uncertainties include, but are not limited to: increased competition; increasing programming costs and our ability to renew programming contracts under favorable terms; increased subscriber churn or subscriber upgrade and retention costs; potential material increase in subscriber acquisition costs; general economic conditions; risks associated with doing business internationally, which for DIRECTV Latin America include political and economic instability and foreign currency exchange rate volatility and controls; pace of technological development; potential intellectual property infringement; loss of key personnel; satellite construction or launch delays; satellite launch and operational risks; loss of a satellite; theft of satellite programming signals; U.S. and foreign governmental and regulatory action; ability to maintain licenses and regulatory approvals; significant debt; indemnification obligations; reliance on network and information systems; and the outcome of legal proceedings. We may face other risks described from time to time in periodic reports filed by us with the U.S. Securities and Exchange Commission.

DIRECTV (NASDAQ:DTV) is one of the world's leading providers of digital television entertainment services. Through its subsidiaries and affiliated companies in the United States, Brazil, Mexico and other countries in Latin America, DIRECTV provides digital television service to nearly 20 million customers in the United States and over 14.5 million customers in Latin America. DIRECTV sports and entertainment properties include three regional sports networks (Northwest, Rocky Mountain and Pittsburgh) as well as a 60 percent ownership interest in Game Show Network. For more information on DIRECTV, visit directv.com.

DIRECTV
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions, Except Per Share Amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$7,416	$6,844	$21,686	$19,763

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	3,288	2,926	9,249	8,212
Subscriber service expenses	566	500	1,592	1,415
Broadcast operations expenses	103	99	310	289
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	944	962	2,549	2,524
Upgrade and retention costs	382	365	1,056	973
General and administrative expenses	447	408	1,332	1,154
Depreciation and amortization expense	618	554	1,811	1,781
Total operating costs and expenses	6,348	5,814	17,899	16,348
Operating profit	1,068	1,030	3,787	3,415
Interest income	17	9	40	25
Interest expense	(204)	(194)	(622)	(569)
Other, net	39	(38)	13	74
Income before income taxes	920	807	3,218	2,945
Income tax expense	(348)	(286)	(1,189)	(1,032)
Net income	572	521	2,029	1,913
Less: Net income attributable to noncontrolling interest	(7)	(5)	(22)	(22)
Net income attributable to DIRECTV	$565	$516	$2,007	$1,891

Basic earnings attributable to DIRECTV per common share	$0.91	$0.70	$3.08	$2.48

Diluted earnings attributable to DIRECTV per common share	$0.90	$0.70	$3.06	$2.47

Weighted average number of common shares outstanding (in millions):
Basic	624	732	651	762
Diluted	629	737	655	767

DIRECTV
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	September 30, 2012	December 31, 2011
Current assets
Cash and cash equivalents	$2,421	$873
Accounts receivable, net of allowances of $91 and $79	2,583	2,474
Inventories	377	280
Deferred income taxes	66	62
Prepaid expenses and other	383	552
Total current assets	5,830	4,241
Satellites, net	2,288	2,215
Property and equipment, net	5,706	5,223
Goodwill	4,066	4,097
Intangible assets, net	821	909
Investments and other assets	1,642	1,738
Total assets	$20,353	$18,423

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$4,203	$4,210
Unearned subscriber revenues and deferred credits	674	533
Total current liabilities	4,877	4,743
Long-term debt	17,162	13,464
Deferred income taxes	1,672	1,771
Other liabilities and deferred credits	1,377	1,287
Commitments and contingencies
Redeemable noncontrolling interest	265	265
Stockholders' deficit	(5,000)	(3,107)
Total liabilities and stockholders' deficit	$20,353	$18,423

DIRECTV
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$2,029	$1,913
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,811	1,781
Amortization of deferred revenues and deferred credits	(54)	(27)
Share-based compensation expense	77	76
Equity in earnings from unconsolidated affiliates	(107)	(83)
Net foreign currency transaction (gain) loss	32	46
Dividends received	28	97
Gain on sale of investments	(11)	(63)
Deferred income taxes	41	179
Excess tax benefit from share-based compensation	(30)	(25)
Other	76	32
Change in other operating assets and liabilities:
Accounts receivable	15	(104)
Inventories	(97)	(66)
Prepaid expenses and other	146	(140)
Accounts payable and accrued liabilities	(143)	(126)
Unearned subscriber revenue and deferred credits	139	74
Other, net	181	47
Net cash provided by operating activities	4,133	3,611
Cash Flows From Investing Activities
Cash paid for property and equipment	(2,160)	(2,160)
Cash paid for satellites	(231)	(156)
Investment in companies, net of cash acquired	(4)	(11)
Proceeds from sale of investments	24	116
Other, net	25	41
Net cash used in investing activities	(2,346)	(2,170)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	5,190	3,990
Debt issuance costs	(35)	(30)
Repayment of long-term debt	(1,500)	(1,000)
Proceeds from borrowings under revolving credit facility	400	—
Repayment of borrowings under revolving credit facility	(400)	—
Repayment of short-term borrowings	—	(39)
Repayment of other long-term obligations	(40)	(171)
Common shares repurchased and retired	(3,828)	(4,366)
Stock options exercised	2	—
Taxes paid in lieu of shares issued for share-based compensation	(58)	(55)
Excess tax benefit from share-based compensation	30	25
Net cash used in financing activities	(239)	(1,646)
Net increase in cash and cash equivalents	1,548	(205)
Cash and cash equivalents at beginning of the period	873	1,502
Cash and cash equivalents at end of the period	$2,421	$1,297
Supplemental Cash Flow Information
Cash paid for interest	$710	$562
Cash paid for income taxes	881	853

DIRECTV
SELECTED SEGMENT DATA
(Dollars in Millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
DIRECTV U.S.
Revenues	$5,769	$5,421	$16,915	$15,843
Operating profit before depreciation and amortization(1)	1,251	1,153	4,246	3,962
Operating profit before depreciation and amortization margin(1)	21.7%	21.3%	25.1%	25.0%
Operating profit	$876	$800	$3,130	$2,737
Operating profit margin	15.2%	14.8%	18.5%	17.3%
Depreciation and amortization	$375	$353	$1,116	$1,225

SKY BRASIL
Revenues	$868	$813	$2,587	$2,212
Operating profit before depreciation and amortization(1)	255	258	802	731
Operating profit before depreciation and amortization margin(1)	29.4%	31.7%	31.0%	33.0%
Operating profit	$122	$136	$399	$403
Operating profit margin	14.1%	16.7%	15.4%	18.2%
Depreciation and amortization	$133	$122	$403	$328

PANAMERICANA
Revenues	$709	$543	$1,983	$1,512
Operating profit before depreciation and amortization(1)	200	176	566	510
Operating profit before depreciation and amortization margin(1)	28.2%	32.4%	28.5%	33.7%
Operating profit	$99	$100	$295	$293
Operating profit margin	14.0%	18.4%	14.9%	19.4%
Depreciation and amortization	$101	$76	$271	$217

SPORTS NETWORKS, ELIMINATIONS and OTHER
Revenues	$70	$67	$201	$196
Operating profit (loss) before depreciation and amortization(1)	(20)	(3)	(16)	(7)
Operating profit (loss)	(29)	(6)	(37)	(18)
Depreciation and amortization	9	3	21	11

TOTAL
Revenues	$7,416	$6,844	$21,686	$19,763
Operating profit before depreciation and amortization(1)	1,686	1,584	5,598	5,196
Operating profit before depreciation and amortization margin(1)	22.7%	23.1%	25.8%	26.3%
Operating profit	$1,068	$1,030	$3,787	$3,415
Operating profit margin	14.4%	15.0%	17.5%	17.3%
Depreciation and amortization	$618	$554	$1,811	$1,781

(1) See footnote 1 above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in Millions)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenues	$5,769	$5,421	$16,915	$15,843

Operating costs and expenses
Costs of revenues, exclusive of depreciation and amortization expense
Broadcast programming and other	2,685	2,411	7,549	6,818
Subscriber service expenses	390	375	1,096	1,081
Broadcast operations expenses	74	75	229	224
Selling, general and administrative expenses, exclusive of depreciation and amortization expense
Subscriber acquisition costs	757	793	2,017	2,101
Upgrade and retention costs	340	332	930	889
General and administrative expenses	272	282	848	768
Depreciation and amortization expense	375	353	1,116	1,225
Total operating costs and expenses	4,893	4,621	13,785	13,106
Operating profit	876	800	3,130	2,737
Interest income	1	—	1	1
Interest expense	(189)	(177)	(577)	(519)
Other, net	17	6	(39)	29
Income before income taxes	705	629	2,515	2,248
Income tax expense	(266)	(237)	(936)	(848)
Net income	$439	$392	$1,579	$1,400

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED BALANCE SHEETS
(Dollars in Millions)
(Unaudited)

ASSETS	September 30, 2012	December 31, 2011
Current assets
Cash and cash equivalents	$692	$232
Accounts receivable, net of allowances of $56 and $51	2,111	2,126
Inventories	341	253
Prepaid expenses and other	178	419
Total current assets	3,322	3,030
Satellites, net	1,752	1,724
Property and equipment, net	3,185	3,084
Goodwill	3,177	3,177
Intangible assets, net	456	461
Other assets	266	320
Total assets	$12,158	$11,796

LIABILITIES AND OWNER's DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$3,028	$3,226
Unearned subscriber revenues and deferred credits	490	377
Total current liabilities	3,518	3,603
Long-term debt	17,162	13,464
Deferred income taxes	1,338	1,321
Other liabilities and deferred credits	336	239
Commitments and contingencies
Owner's deficit	(10,196)	(6,831)
Total liabilities and owner's deficit	$12,158	$11,796

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in Millions)
(Unaudited)

	Nine Months Ended September 30,
	2012	2011
Cash Flows From Operating Activities
Net income	$1,579	$1,400
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	1,116	1,225
Amortization of deferred revenues and deferred credits	(54)	(27)
Share-based compensation expense	61	62
Deferred income taxes	86	281
Excess tax benefit from share-based compensation	(25)	(21)
Other	21	(34)
Change in other operating assets and liabilities:
Accounts receivable	92	(42)
Inventories	(88)	(59)
Prepaid expenses and other	242	(177)
Accounts payable and accrued liabilities	(251)	(220)
Unearned subscriber revenue and deferred credits	111	46
Other, net	70	(10)
Net cash provided by operating activities	2,960	2,424
Cash Flows From Investing Activities
Cash paid for property and equipment	(377)	(404)
Cash paid for subscriber leased equipment - subscriber acquisitions	(462)	(546)
Cash paid for subscriber leased equipment - upgrade and retention	(209)	(236)
Cash paid for satellites	(139)	(83)
Investment in companies, net of cash acquired	(1)	(11)
Proceeds from sale of investments	24	55
Other, net	(1)	1
Net cash used in investing activities	(1,165)	(1,224)
Cash Flows From Financing Activities
Cash proceeds from debt issuance	5,190	3,990
Debt issuance costs	(35)	(30)
Repayment of long-term debt	(1,500)	(1,000)
Proceeds from borrowings under revolving credit facility	400	—
Repayment of borrowings under revolving credit facility	(400)	—
Repayment of other long-term obligations	(15)	(61)
Cash dividend to Parent	(5,000)	(4,000)
Excess tax benefit from share-based compensation	25	21
Net cash used in financing activities	(1,335)	(1,080)
Net increase in cash and cash equivalents	460	120
Cash and cash equivalents at beginning of the period	232	687
Cash and cash equivalents at end of the period	$692	$807
Supplemental Cash Flow Information
Cash paid for interest	$665	$512
Cash paid for income taxes	581	691

Non-GAAP Financial Measure Reconciliation Schedules
(Unaudited)

DIRECTV
Reconciliation of Operating Profit Before Depreciation and Amortization to Operating Profit*
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating profit before depreciation and amortization	$1,686	$1,584	$5,598	$5,196
Subtract: Depreciation and amortization	618	554	1,811	1,781
Operating profit	$1,068	$1,030	$3,787	$3,415

* For a reconciliation of this non-GAAP financial measure for each of our segments, please see the Notes to the Consolidated Financial Statements which will be included in DIRECTV's Quarterly Report on Form 10-Q for the quarter ended September 30, 2012, which is expected to be filed with the SEC in November 2012.

DIRECTV
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash Flow Before Interest and Taxes	$957	$788	$3,293	$2,685
Adjustments:
Cash paid for interest	(333)	(252)	(710)	(562)
Interest income	17	9	40	25
Income taxes paid	(322)	(310)	(881)	(853)
Subtotal - Free Cash Flow	319	235	1,742	1,295
Add Cash Paid For:
Property and equipment	743	864	2,160	2,160
Satellites	47	108	231	156
Net Cash Provided by Operating Activities	$1,109	$1,207	$4,133	$3,611

DIRECTV Latin America
Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash Flow Before Interest and Taxes	$81	$32	$238	$329
Adjustments:
Cash paid for interest	(13)	(14)	(40)	(42)
Interest income	16	10	39	24
Income taxes paid	(69)	(51)	(242)	(187)
Subtotal - Free Cash Flow	15	(23)	(5)	124
Add Cash Paid For:
Property and equipment	40	28	167	54
Subscriber leased equipment - subscriber acquisitions	195	248	619	609
Subscriber leased equipment - upgrade and retention	107	115	324	305
Satellites	22	74	86	74
Net Cash Provided by Operating Activities	$379	$442	$1,191	$1,166

(2) and (3) - See footnotes above

DIRECTV HOLDINGS LLC (DIRECTV U.S.)
Non-GAAP Financial Measure Reconciliation and SAC Calculations
(Unaudited)
Reconciliation of Pre-SAC Margin* to Operating Profit
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Operating profit	$876	$800	$3,130	$2,737
Adjustments:
Subscriber acquisition costs (expensed)	757	793	2,017	2,101
Depreciation and amortization	375	353	1,116	1,225
Cash paid for subscriber leased equipment - upgrade and retention	(79)	(91)	(209)	(236)
Pre-SAC Margin	$1,929	$1,855	$6,054	$5,827
Pre-SAC Margin as a percentage of revenue	33.4%	34.2%	35.8%	36.8%

Reconciliation of Cash Flow Before Interest and Taxes[2] and Free Cash Flow[3] to Net Cash Provided by Operating Activities
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Cash Flow Before Interest and Taxes	$861	$744	$3,018	$2,357
Adjustments:
Cash paid for interest	(317)	(235)	(665)	(512)
Interest income	1	—	1	1
Income taxes paid	(270)	(242)	(581)	(691)
Subtotal - Free Cash Flow	275	267	1,773	1,155
Add Cash Paid For:
Property and equipment	137	159	377	404
Subscriber leased equipment - subscriber acquisitions	184	222	462	546
Subscriber leased equipment - upgrade and retention	79	91	209	236
Satellites	23	35	139	83
Net Cash Provided by Operating Activities	$698	$774	$2,960	$2,424

(2) and (3) - See footnotes above
* Pre-SAC Margin, which is a financial measure that is not determined in accordance with accounting principles generally accepted in the United States of America, or GAAP, is calculated for DIRECTV U.S. by adding amounts under the captions “Subscriber acquisition costs” and “Depreciation and amortization expense” to “Operating Profit” from the Consolidated Statements of Operations and subtracting "Cash paid for subscriber leased equipment - upgrade and retention" from the Consolidated Statements of Cash Flows. This financial measure should be used in conjunction with GAAP financial measures and is not presented as an alternative measure of operating results, as determined in accordance with GAAP. DIRECTV management use Pre-SAC Margin to evaluate the profitability of DIRECTV U.S.' current subscriber base for the purpose of allocating resources to discretionary activities such as adding new subscribers, upgrading and retaining existing subscribers and for capital expenditures. To compensate for the exclusion of “Subscriber acquisition costs,” management also uses operating profit and operating profit before depreciation and amortization expense to measure profitability.

DIRECTV believes this measure is useful to investors, along with GAAP measures (such as revenues, operating profit and net income), to compare DIRECTV U.S.’ operating performance to other communications, entertainment and media companies. DIRECTV believes that investors also use current and projected Pre-SAC Margin to determine the ability of DIRECTV U.S.’ current and projected subscriber base to fund discretionary spending and to determine the financial returns for subscriber additions.

SAC Calculation
	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Subscriber acquisition costs (expensed)	$757	$793	$2,017	$2,101
Cash paid for subscriber leased equipment - subscriber acquisitions	184	222	462	546
Total acquisition costs	$941	$1,015	$2,479	$2,647
Gross subscriber additions (000's)	1,107	1,280	2,911	3,286
Average subscriber acquisition costs - per subscriber (SAC)	$850	$793	$852	$806

CONTACT:
DIRECTV
Media Contact: Darris Gringeri, (212) 205-0882
Investor Relations: (310) 964-0808